UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2012

ATKORE INTERNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-174689	90-0631477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 South Lathrop Avenue

Harvey, Illinois 60426

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K is being filed to include information about the Stockholders Agreement (defined below) pursuant to which Robert M. Roche was selected as a director, which was inadvertently omitted from the original Form 8-K filed on January 19, 2012.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2012, Arun Nayar informed Atkore International Group Inc. (the “Company”) that he was resigning from the board of directors of the Company (the “Board”) effective January 13, 2012. In connection with Tyco International Ltd.’s plans to separate into three independent, public companies, Mr. Nayar’s duties and responsibilities preclude him from continuing as a director of the Company. Mr. Nayar’s resignation is not the result of any disagreement with the Company.

On January 17, 2012, the Board elected Robert M. Roche as a new director of the Company. Mr. Roche also was appointed to the audit committee of the Board. Mr. Roche is Chief Financial Officer of Tyco Fire Protection and was recently named Vice President of Financial Operations for the Tyco Fire & Security company to be created upon the separation of Tyco International into three public companies.

Mr. Roche was designated as a director candidate pursuant to the terms of the Stockholders Agreement of the Company dated December 22, 2010 (the “Stockholders Agreement”). Under the Stockholders Agreement, the Tyco Holder (as defined in therein) is entitled to designate a director to fill a vacancy created by the resignation of any of its designees. Pursuant to Section 2.3(a) of the Stockholders Agreement, the Tyco Holder designated Mr. Roche to fill the vacancy created by Mr. Nayar’s resignation.

Pursuant to the Stockholders Agreement, for so long as certain consulting agreements remain in effect between the Company and its stockholders, Mr. Roche will not be entitled to compensation by the Company for his services as a director. Subject to limitations set forth in those consulting agreements, the Company will reimburse its directors for reasonable out-of-pocket expenses incurred by them for attending meetings of the Board and committees thereof.

The Company owns all of the outstanding capital stock of Atkore International Holdings Inc. (“Atkore Holdings”) and, as a result, the Board has the power to direct decisions made by Atkore Holdings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 24, 2012	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ John P. Williamson
	Name:	John P. Williamson
	Title:	President and Chief Executive Officer